Exhibit 21

COGNOS INCORPORATED

SUBSIDIARIES	JURISDICTION OF INCORPORATION
Cognos AB	Sweden
Cognos A/S	Denmark
Cognos Austria GmbH	Austria
Cognos (Barbados) Limited	Barbados
Cognos B.V.	The Netherlands
Cognos Corporation	Delaware, USA
Cognos do Brasil Ltda.	Brazil
Cognos España SA	Spain
Cognos Europe Limited	United Kingdom
Cognos France S.A.S.	France
Cognos GmbH	Germany
Cognos Holdings Inc	British Columbia, Canada
Cognos Hong Kong Ltd.	Hong Kong
Cognos Hungary Asset Management LLC (Kft.)	Hungary
Cognos Ireland	Ireland
Cognos K.K.	Japan
Cognos Korea Co. Ltd.	Korea
Cognos Limited	United Kingdom
Cognos Norway AS	Norway
Cognos N.V./S.A.	Belgium
Cognos OY	Finland
Cognos Pte. Ltd.	Singapore
Cognos Pty Limited	Australia
Cognos Sdn. Bhd.	Malaysia
Cognos Services BV	The Netherlands
Cognos Software Private Ltd.	India
Cognos Software Trading (Beijing) Ltd.	China
Cognos South Africa (PTY) Ltd	South Africa
Cognos S.p.A.	Italy
Cognos (Switzerland) Ltd	Switzerland
Cognos Taiwan Limited	Taiwan
Cognos Technical Services AB	Sweden
Cognos (UK) Limited	United Kingdom
Adaytum KPS Limited	United Kingdom
Adaytum Limited	United Kingdom
Digital Aspects Holdings Ltd	United Kingdom
Digital Aspects Ltd	United Kingdom
Frango (Asia Pacific) Pte Ltd	Singapore

Continued…

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SUBSIDIARIES (continued)	JURISDICTION OF INCORPORATION
Frango Nordic AB	Sweden
Frango UK Limited	United Kingdom
Gr8 Software Ltd	United Kingdom
NoticeCast Software Limited	United Kingdom
Pillar Software Europe BV	The Netherlands
Right Information Systems Limited	United Kingdom
Softa Group Limited	United Kingdom
Softa (Consulting) Limited	United Kingdom
Softa (Software) Limited	United Kingdom
3098000 Nova Scotia Company	Nova Scotia, Canada

All subsidiaries are wholly-owned by Cognos Incorporated, except:

a)	Cognos Technical Services AB which is wholly-owned by Cognos AB;

b)	Cognos B.V. which is wholly-owned by Cognos Ireland;

c)	Cognos Corporation which is wholly-owned by Cognos Holdings Inc.;

d)	Cognos Limited which is wholly-owned by Cognos Europe Limited.;

e)	Cognos Software Trading (Beijing) Ltd. which is wholly-owned by Cognos (Barbados) Ltd.;

f)	Cognos Software Private Ltd. which is wholly-owned by Cognos Pte. Ltd.;

g)	Frango UK Ltd which is wholly-owned by Pillar Software Europe BV;

h)

Cognos France S.A.S., Cognos N.V./S.A., Cognos Austria GmbH, Cognos S.p.A., Cognos (Switzerland) Ltd, Cognos España SA, Cognos Taiwan Ltd, Cognos Services BV, Cognos Korea Co. Ltd, and Cognos OY which are wholly-owned by Cognos B.V.;

i)	Adaytum Limited which is wholly-owned by Cognos Corporation;

j)

Digital Aspects Holdings Ltd, (which wholly-owns Digital Aspects Ltd and Gr8 Software Ltd), and Softa Group Ltd, (which wholly-owns Softa (Software) Ltd and Softa (Consulting) Ltd), as well as Cognos (UK) Ltd and Adaytum KPS Ltd, are wholly-owned by Cognos Limited; and

k)	Pillar Software Europe BV, Cognos Norway AS, Cognos Sdn. Bhd., Cognos A/S, and Frango Nordic AB are wholly-owned by Cognos Technical Services AB.

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